UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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WYNN RESORTS, LIMITED

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WYNN RESORTS, LIMITED

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On February 22, 2013

To Our Stockholders:

Notice is hereby given that a Special Meeting of Stockholders (the “Special Meeting”) of Wynn Resorts, Limited, a Nevada corporation (the “Company”), will be held in the Montrachet room at Wynn Las Vegas, 3131 Las Vegas Boulevard South, Las Vegas, Nevada, on February 22, 2013, at 9:00 a.m. (local time), for the following purposes (which are more fully described in the proxy statement, which is attached and made a part of this Notice):

1.	To consider and vote on a proposal to remove Mr. Kazuo Okada as a director of the Company (the “Removal Proposal”); and

2.	To consider and vote on a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate in the view of the Board of Directors of the Company (the “Board”) or the Executive Committee of the Board (the “Executive Committee”), to solicit additional proxies in favor of the Removal Proposal if there are insufficient proxies at the time of such adjournment to approve the Removal Proposal (the “Adjournment Proposal”).

Pursuant to the Fifth Amended and Restated Bylaws of the Company, no business is proper for consideration, or may be acted upon, at the Special Meeting, except as set forth in this Notice of Special Meeting of Stockholders.

The Executive Committee recommends that stockholders vote “FOR” the Removal Proposal and “FOR” the Adjournment Proposal. The Executive Committee’s reasons for seeking the removal of Mr. Okada are set forth under “Removal Proposal” in the attached Proxy Statement and are summarized briefly below.

The Executive Committee believes that:

•	Mr. Okada has not been acting in the best interests of the Company and its stockholders;

•

Mr. Okada undertook the acts described in the attached Proxy Statement despite admonishments that all directors of the Company are required to comply with Company policy and the law, both foreign and domestic, and to adhere to scrupulous business practices and ethics; and

•

Mr. Okada’s conduct poses a present threat to the Company’s reputation for probity, which is fundamental to preserving its current gaming licenses, applying for and receiving additional gaming licenses (including jurisdictions where the Company has recently filed applications) in connection with future projects and maintaining its integrity and stature as a leader in the gaming industry.

In view of the Board’s determination that Mr. Okada is an “Unsuitable Person” under Article VII of the Company’s Second Amended and Restated Articles of Incorporation, the Executive Committee believes that it is essential from a gaming regulatory standpoint to remove Mr. Okada from the Board and that failure to take steps to separate the Company from Mr. Okada and his affiliates poses material risks to the Company.

Prior to and on February 18, 2012, the Board requested that Mr. Okada resign as a director of the Company, but Mr. Okada has refused to do so. Since February 2012, the Company has been engaged in litigation with Mr. Okada and his affiliates (as described in the attached Proxy Statement). The Special Meeting has been called for the purpose of removing Mr. Okada from the Board. As noted in the attached Proxy Statement, Mr. Okada has been removed from the boards of directors of the Company’s subsidiaries, Wynn Macau, Limited and Wynn Las Vegas Capital Corp.

Stockholders of record at the close of business on January 15, 2013, the record date for the Special Meeting, are entitled to notice of, and to attend and to vote at, the Special Meeting and any postponement or adjournment thereof. This Notice of Special Meeting of Stockholders and the attached Proxy Statement are first being mailed to the Company’s stockholders on or about January 3, 2013.

All stockholders are cordially invited to attend the Special Meeting in person. Stockholders of record as of the record date will be admitted to the Special Meeting and any postponement or adjournment thereof upon presentation of identification. Please note that if your shares are held in the name of a bank, broker, or other nominee, and you wish to vote in person at the Special Meeting, you must bring to the Special Meeting a statement or letter from your bank, broker or other nominee showing your ownership of shares as of the record date and a proxy from the record holder of the shares authorizing you to vote at the Special Meeting (such statement/letter and proxy are required in addition to your personal identification).

Whether or not you plan to attend the Special Meeting in person, you are encouraged to read the attached Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions contained in the attached Proxy Statement. Even if you have given your proxy, you may still vote in person if you attend the Special Meeting and follow the instructions contained in the attached Proxy Statement.

If your shares are held by a bank, broker or other nominee, your shares may not be voted on the Removal Proposal or the Adjournment Proposal unless you provide voting instructions to such bank, broker or other nominee.

Stephen A. Wynn

Chairman of the Board of Directors

Las Vegas, Nevada

January 3, 2013

PROXY STATEMENT

WYNN RESORTS, LIMITED

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7000

SPECIAL MEETING OF STOCKHOLDERS — February 22, 2013

PROXY STATEMENT

The following information is furnished to each stockholder in connection with the foregoing Notice of Special Meeting of Stockholders of Wynn Resorts, Limited (the “Company” or “Wynn Resorts”) to be held on February 22, 2013 in the Montrachet room at Wynn Las Vegas, 3131 Las Vegas Boulevard South, Las Vegas, Nevada, at 9:00 a.m. (local time). The enclosed proxy is for use at the Special Meeting (the “Special Meeting”) and any postponement or adjournment thereof. This proxy statement (this “Proxy Statement”) and form of proxy are being mailed to stockholders on or about January 3, 2013.

In accordance with the Fifth Amended and Restated Bylaws of the Company (the “Bylaws”), the Special Meeting has been called for the following purposes:

1.	To consider and vote on a proposal to remove Mr. Kazuo Okada as a director of the Company (the “Removal Proposal”); and

2.	To consider and vote on a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate in the view of the Board of Directors of the Company (the “Board”) or the Executive Committee of the Board (the “Executive Committee”), to solicit additional proxies in favor of the Removal Proposal if there are insufficient proxies at the time of such adjournment to approve the Removal Proposal (the “Adjournment Proposal”).

Pursuant to the Bylaws, no business is proper for consideration, or may be acted upon, at the Special Meeting, except as set forth in the Notice of Special Meeting of Stockholders.

The Executive Committee recommends that stockholders vote “FOR” the Removal Proposal and “FOR” the Adjournment Proposal.

Shares represented by duly executed and unrevoked proxies will be voted at the Special Meeting and any postponement or adjournment thereof in accordance with the specifications made therein. If no such specification is made, shares represented by duly executed and unrevoked proxies will be voted “FOR” the Removal Proposal and “FOR” the Adjournment Proposal.

Date, Time and Place

We will hold the Special Meeting on February 22, 2013 in the Montrachet room at Wynn Las Vegas, 3131 Las Vegas Boulevard South, Las Vegas, Nevada, at 9:00 a.m. (local time), unless postponed or adjourned to a later date.

Principal Executive Offices

The Company’s principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

Executive Committee

The Executive Committee, which consists of all of the members of the Board other than Mr. Okada, was designated by the Board on February 18, 2012.

Record Date; Stockholders Entitled to Vote

The record date for the Special Meeting is January 15, 2013 (the “Record Date”). Record holders of shares of common stock of the Company, par value $.01 per share (“Company Common Stock”), at the close of business on the Record Date are entitled to vote or have their votes cast at the Special Meeting and any postponement or adjournment thereof. On January 2, 2013, there were 100,866,712 shares issued and outstanding. Holders of shares are entitled to one vote per share.

Quorum

Under the Nevada Revised Statutes (the “NRS”) and the Bylaws, stockholders holding at least a majority of the voting power of the Company’s capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting. Shares that are present, or represented by a proxy, at the Special Meeting and any postponement or adjournment thereof, will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any particular matter, or “abstains” on any matter. If a quorum is not present at the Special Meeting, the Special Meeting will be adjourned until the holders of the number of shares required to constitute a quorum are represented.

Required Vote

The NRS and the Bylaws provide that approval of the Removal Proposal requires the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock of the Company entitled to vote generally in the election of directors. If a quorum is present, the Adjournment Proposal will be approved if the number of votes cast in favor of the Adjournment Proposal exceeds the number of votes cast in opposition.

Effect of Failure to Vote, Abstentions and Broker Non-Votes

Abstentions, as well as shares not in attendance at the Special Meeting and not voted by proxy, will have the same effect as a vote against the Removal Proposal, but will have no effect on whether the Adjournment Proposal is approved.

If you hold your shares of Company Common Stock in the name of a bank, broker or other nominee and you do not provide voting instructions to the bank, broker or other nominee, your shares will not be voted on the Removal Proposal or the Adjournment Proposal. This is called a broker non-vote. Broker non-votes, which will not be considered present or represented at the Special Meeting, will not be counted for purposes of determining whether there is a quorum at the Special Meeting, and will have the same effect as a vote against the Removal Proposal, but will have no effect on whether the Adjournment Proposal is approved.

For instructions on how to vote, see “Voting and Proxies Procedures.”

REMOVAL PROPOSAL

Introduction

On February 18, 2012, the Board (other than Mr. Okada) determined that Aruze USA, Inc., at the time a stockholder of the Company, Universal Entertainment Corporation, Aruze USA, Inc.’s parent company, and Mr. Okada, the majority shareholder of Universal Entertainment Corporation and chairman of its board, are “Unsuitable Persons” under the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”). Based on the Board’s determination of “unsuitability,” the Company exercised its authority under the Articles of Incorporation and redeemed and canceled Aruze USA, Inc.’s 24,549,222 shares of Company Common Stock in accordance with the Articles of Incorporation. Since February 2012, the Company has been engaged in litigation with Aruze USA, Inc., Universal Entertainment Corporation and Mr. Okada (the “Okada Parties”) with respect to, among other things, the redemption and cancellation of Aruze USA, Inc.’s shares and claims made by the Company that Mr. Okada breached his fiduciary duties to the Company, as well as counterclaims by the Okada Parties.

After authorizing the redemption of Aruze USA, Inc.’s shares of Company Common Stock, the Board took certain actions to protect the Company and its operations from any influence of an unsuitable person, including placing limitations on the provision of certain operating information to unsuitable persons and forming an Executive Committee of the Board, consisting of all of the directors of the Company other than Mr. Okada, to manage the business and affairs of the Company during the period between each annual meeting of the Board.

In connection with the Company’s strategic plan to expand its operations into new jurisdictions, the Company’s directors will be required to submit to licensure in certain jurisdictions, including Pennsylvania and Massachusetts (where the Company is currently applying to state gaming authorities for approval to build and operate major projects). In light of the events described below, the Company cannot support and advance applications for gaming licenses on behalf of Mr. Okada, and believes that Mr. Okada would not be eligible to receive such licenses in any event. The Executive Committee believes that Mr. Okada’s presence on the Board will be harmful to the Company’s efforts to expand into new jurisdictions and therefore to its future growth and profitability. The Company has requested that Mr. Okada voluntarily resign from the Board on a number of occasions, but he has refused to do so. Accordingly, the Company believes that it is imperative that Mr. Okada be removed as a director of the Company at the Special Meeting.

Background of the Removal Proposal

On February 18, 2012, the Company’s Gaming Compliance Committee concluded a year-long investigation after receiving an independent report detailing numerous prima facie violations of the Foreign Corrupt Practices Act by Aruze USA, Inc., Universal Entertainment Corporation and Mr. Okada.

As described below, following the Company’s engagement of two independent investigatory firms to conduct independent investigations regarding the gaming industry in the Philippines and Aruze USA, Inc.’s activities in pursuit of its license there, the Compliance Committee, chaired by former Nevada Governor Robert Miller, a director of the Company, engaged Freeh, Sporkin and Sullivan, LLP (“FSS”), led by Louis J. Freeh, a former federal judge and former Director of the U.S. Federal Bureau of Investigation, to conduct yet another independent investigation regarding Mr. Okada’s activities. The prior investigations resulted in evidence of potential wrongdoing to which Aruze USA, Inc. did not respond. According to FSS’s report (the “Freeh Report”), FSS’s investigators uncovered and documented, among other things, more than three dozen instances over a three-year period in which Mr. Okada and his associates engaged in improper activities for their own benefit in apparent violation of U.S. anti-corruption laws and in contravention of the Company’s Code of Conduct. The activities described in the Freeh Report include cash payments and gifts totaling approximately $110,000 to foreign gaming regulators. The Freeh Report was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 22, 2012.

The Freeh Report was the culmination of a year-long investigation by the Company, as summarized below, which was prompted by increasing concerns of the Board relating to the activities of Mr. Okada and Aruze USA, Inc. in the Philippines and statements made by Mr. Okada to the Company’s directors that, in his view, gifts to regulators are permissible in Asia. Mr. Okada is the only director of the Company who has not signed the Company’s Code of Conduct, despite repeated requests by the Company, and not participated in mandatory Foreign Corrupt Practices Act training for directors for the past two years.

The Compliance Committee’s Investigation

In July 2010, the Company’s internal corporate security personnel prepared a report to the Board regarding the risks of doing business in the Philippines.

In January 2011, after the Company became aware that Mr. Okada was falsely representing to multiple people that he (and/or Universal Entertainment Corporation) and the Company were involved in a joint venture together in the Philippines, the Company retained an independent investigatory firm to conduct an independent investigation into various risks associated with investing in the gaming industry in the Philippines.

At a February 24, 2011 Board meeting at which Mr. Okada was present, the Board received the conclusions of the independent investigatory firm relating to the risks of participating in the gaming industry in the Philippines and discussed at length the Foreign Corrupt Practices Act, including specifically a Universal Entertainment Corporation development project in the Philippines. Following such discussion, the independent members of the Board unanimously advised management that any involvement by the Company in the Philippines under the then-current circumstances was inadvisable and that an upcoming meeting arranged by Mr. Okada between Mr. Wynn and Philippine President Aquino should be cancelled, which it was. During this discussion, Mr. Okada challenged the other Board members over their statements regarding the impermissibility under the Foreign Corrupt Practices Act of giving gifts abroad in return for favorable treatment, and made statements about hiring “third party consultants” to give gifts to officials.

At a Board meeting on July 28, 2011, there was a further discussion of the status of Mr. Okada’s ongoing activities in the Philippines. During an executive session at that meeting, the independent directors expressed concern to Mr. Wynn and the Company’s General Counsel about probity issues attendant to Mr. Okada’s election to do business in the Philippines and the effect that Mr. Okada’s actions there could have on the Company.

To follow up on issues raised during the July 28, 2011 Board meeting, the Company retained a second independent investigatory firm to conduct an independent investigation into the then-current status of Mr. Okada’s and his affiliates’ dealings in the Philippines. This investigation identified potential anomalies and improprieties related to such dealings, including with respect to a gaming concession that was granted to Universal Entertainment Corporation through the Philippine Amusement and Gaming Corporation and land in the Philippines that was acquired by an affiliate of Mr. Okada. The Compliance Committee met on September 27, 2011 to discuss the findings of this investigation and asked the Company’s management to continue the investigation.

During September and October 2011, there were meetings between the Company’s legal counsel and Mr. Okada’s legal counsel, in one instance also including the Company’s management and Mr. Okada, at which the Compliance Committee’s concerns relating to Mr. Okada’s involvement in the Philippines were discussed. At these meetings, the Company’s management and its legal counsel stated that Mr. Okada’s involvement in the Philippines was placing the Company and its stockholders at substantial risk and therefore requested that Mr. Okada resign as a director of the Company.

On October 29, 2011, the Compliance Committee retained FSS to conduct an independent investigation into Mr. Okada and his activities, with a focus on three main areas: (1) whether Mr. Okada breached the fiduciary duties owed to the Company; (2) whether Mr. Okada engaged in conduct that could jeopardize the Company’s gaming licenses; and (3) whether Mr. Okada engaged in any conduct that could violate the Company’s compliance policy.

On October 31, 2011, the Company conducted a training session on the Foreign Corrupt Practices Act, notice of which had been sent to each Board member, including Mr. Okada, on August 4, 2011. Every Board member, other than Mr. Okada, attended this training session in person or telephonically.

At a Board meeting on November 1, 2011, Governor Miller presented a report of the Compliance Committee’s investigation into Mr. Okada’s and Universal Entertainment Corporation’s activities in the Philippines. The report indicated that the Compliance Committee had reviewed the results of one internal investigation and two independent investigations, all of which raised serious allegations of unsuitability, as well as possible breaches of fiduciary duty and conflicts of interest due, among other things, to Universal Entertainment Corporation’s continued and repeated representations that the Company was involved in its Philippines business activity, representations which were not correct. At this meeting, all members of the Board except Mr. Okada ratified the report of the Compliance Committee and the Compliance Committee’s hiring of FSS for a further investigation.

Following its retention, FSS conducted its investigation, which included conducting dozens of interviews (including all of the directors of the Company) and reviewing thousands of documents and emails. On February 15, 2012, FSS interviewed Mr. Okada and although he denied the allegations made against him, Mr. Okada failed, during the interview or subsequently, to offer evidence to contradict the findings of the Freeh Report or to exculpate himself or his affiliates.

On February 18, 2012, Judge Freeh presented the Freeh Report to the Board.

The Board’s Determination of Unsuitability and Related Matters

Based on the Freeh Report, input from the Company’s management, its gaming counsel, its corporate counsel and its own knowledge of regulatory matters (including a concern that Mr. Okada’s conduct posed a threat to the Company’s ability to preserve its current gaming licenses and receive additional gaming licenses), the Board determined that Aruze USA, Inc., Universal Entertainment Corporation and Mr. Okada are “Unsuitable Persons” under Article VII of the Articles of Incorporation. The Board was unanimous (other than Mr. Okada) in its determination.

Based on the Board’s determination of “unsuitability,” on February 18, 2012, the Company redeemed and canceled Aruze USA, Inc.’s 24,549,222 shares of Company Common Stock. Following a finding of “unsuitability,” the Articles of Incorporation authorize redemption at “fair value” of any shares of capital stock of the Company held by “Unsuitable Persons.” The Company engaged Moelis & Company as an independent financial advisor to assist in the fair value calculation and concluded that a discount to the current trading price was appropriate because of, among other things, restrictions on most of the shares held by Aruze USA, Inc. under the terms of an existing stockholders agreement. Pursuant to Article VII of the Articles of Incorporation, the Company issued a promissory note with a principal amount of approximately $1.936 billion to Aruze USA, Inc. in redemption of its shares.

On February 18, 2012, the Board (other than Mr. Okada) unanimously approved the establishment of the Executive Committee, which consists of all of the members of the Board other than Mr. Okada. The charter of the Executive Committee provides that an “unsuitable person” is not qualified to serve on such committee. The Executive Committee has all of the powers and authority of the Board to manage, conduct and control the business and affairs of the Company during the periods between annual meetings of the Board.

The Company advised the Nevada State Gaming Control Board (the “Nevada Control Board”) of its findings and of its actions taken against the Okada Parties. The Company provided the Freeh Report to appropriate regulators and law enforcement agencies and is cooperating with related investigations that such regulators and agencies have undertaken. The conduct of the Okada Parties and any resulting regulatory investigations could have adverse consequences on the Company and its subsidiaries. A finding by regulatory authorities that Mr. Okada violated anti-corruption statutes and/or other laws or regulations applicable to persons affiliated with a gaming licensee on Company property and/or otherwise involved the Company in criminal or civil violations could result in actions against the Company by regulatory authorities. Relatedly, as described below, the Salt Lake Regional Office of the U.S. Securities and Exchange Commission (“SEC”) has commenced an informal inquiry into, and other regulators could pursue separate investigations into, the Company’s compliance with applicable laws arising from the allegations in the matters described above and in response to litigation filed by Mr. Okada suggesting improprieties in connection with the Company’s donation to the University of Macau (discussed below). While the Company believes that it is in full compliance with all applicable laws, any such investigations could result in actions by regulators against the Company.

On February 19, 2012, the Company filed a complaint in the Eighth District Court, Clark County, Nevada against the Okada Parties, alleging breaches of fiduciary duty and related claims. The complaint alleges, among other things, that Mr. Okada breached his fiduciary duties to the Company, breached the Company’s Code of Conduct, and committed improper acts, including making payments for the benefit of foreign gaming officials who could advance his personal business interests. The complaint also alleges that Mr. Okada’s conduct jeopardizes the Company’s good reputation, its long-standing business relationships, and its gaming licenses. The complaint further alleges that, in pursuing the development of gaming operations in the Philippines through companies he controls, Mr. Okada is breaching his obligations to the Company because such Philippines operations would be in competition with the Macau operations of Wynn Macau, Limited, a subsidiary of the Company. On March 12, 2012, Aruze USA, Inc. and Universal Entertainment Corporation removed the action to the United States District Court for the District of Nevada. On that same date, Aruze USA, Inc. and Universal Entertainment Corporation filed an answer denying the claims and a counterclaim that purports to assert claims against the Company, each of the members of the Board (other than Mr. Okada) and the Company’s General Counsel. Among other relief, the counterclaim seeks a declaration that the redemption of Aruze USA, Inc.’s shares was void, an injunction restoring Aruze USA, Inc.’s share ownership and damages in an unspecified amount.

On March 29, 2012, the Company filed a motion to remand the action to state court and requested an extension to answer the denial of the Company’s claims and the Okada Parties’ counterclaims. The federal district court granted the Company’s motion to remand and awarded the Company its related attorneys’ fees. This case is now pending in the state court, which has determined that this action will be coordinated with Mr. Okada’s inspection action (discussed below). The Okada Parties filed a notice of intent to commence a separate federal securities action for the securities laws counterclaims previously asserted, but have not done so as of the date of this Proxy Statement.

The Nevada Control Board has commenced an investigation into the matters raised in the Freeh Report and, the Company believes, into allegations that affiliates of Universal Entertainment Corporation made $40 million of payments in 2010 to Rodolfo Soriano, a former consultant to the Philippine Amusement and Gaming Corporation, which regulates gambling in the Philippines. This investigation and the underlying allegations concerning such payments have been the subject of reporting in November and December 2012 by Reuters and by The Asahi Shimbun, one of the largest national newspapers in Japan.

On August 28, 2012, Mr. Okada, Universal Entertainment Corporation and Okada Holdings filed a complaint in Tokyo District Court against the Company, all members of the Board (other than Mr. Okada) and the Company’s General Counsel, alleging that the press release issued by the Company with respect to the redemption and cancellation of Aruze USA, Inc.’s shares has damaged plaintiffs’ social evaluation and credibility. The plaintiffs seek damages and legal fees from the defendants.

On August 31, 2012, Aruze USA, Inc. filed a motion for preliminary injunction with the state court in Nevada. The motion sought a preliminary injunction that would prohibit the Company from barring or preventing Aruze USA, Inc. from exercising rights as a stockholder and an order that its purported nominees be presented to the Company’s stockholders and voted on (including by Aruze USA, Inc. as a stockholder) at the Company’s

2012 Annual Meeting of Stockholders (which was held on November 2, 2012). At the conclusion of a hearing held on October 2, 2012, the Nevada state court denied Aruze USA, Inc.’s motion for preliminary injunction and stated that the Okada Parties had “not demonstrated that they have a substantial likelihood of success on the merits.” On October 19, 2012, Aruze USA, Inc. filed a notice of appeal with the Nevada Supreme Court. The Company intends to vigorously defend against the appeal and to argue that the Nevada Supreme Court should affirm the state court’s decision.

On September 7, 2012, Aruze USA, Inc. and Universal Entertainment Corporation filed a second amended counterclaim in the Nevada state court. The Company and the other counter-defendants filed a motion to dismiss that pleading on September 26, 2012. At the conclusion of a hearing held on November 13, 2012, the Nevada state court granted the counter-defendants’ motion to dismiss as to one of the counterclaims.

On October 10, 2012, Mr. Okada filed a motion to dismiss the complaint that the Company filed in the Nevada state court in February 2012. The Company filed an amended complaint on October 29, 2012. On November 26, 2012, Aruze USA, Inc., Universal Entertainment Corporation and Mr. Okada filed a motion to dismiss the Company’s amended complaint. A hearing on the motion is scheduled for January 15, 2013.

Mr. Okada’s Recommendation of Director Candidates

In January 2012, the Company received a letter from Aruze USA, Inc. designating four candidates to be considered for nomination by the Nominating and Corporate Governance Committee of the Board for election as directors of the Company at the 2012 annual meeting of stockholders of the Company. On January 19, 2012, the Company sent a letter to Mr. Okada stating that his nominations did not comply with the notice provisions of the Bylaws permitting a stockholder to nominate directors. Mr. Okada responded that he was not submitting nominations pursuant to the notice provisions in the Company’s Bylaws, but rather was recommending that the Nominating and Corporate Governance Committee consider the individuals for nomination by that committee. In February 2012, the Nominating and Corporate Governance Committee considered each of the candidates in accordance with its procedures for consideration of director nominees, including a review of information provided by Aruze USA, Inc. on each candidate’s experience and qualifications, and determined that the then-existing Class I directors who were anticipated to be renominated were superior and in the interest of all stockholders.

On August 31, 2012, the Company received a letter from Aruze USA, Inc. purportedly notifying the Company of its intent to nominate two individuals for election as directors pursuant to Section 2.13 of the Bylaws. Section 2.13 of the Bylaws provides for nominations by stockholders. As a result of the Board’s determination on February 18, 2012 that all of Mr. Okada, Aruze USA, Inc. and Universal Entertainment Corporation are “unsuitable persons” as defined in the Articles of Incorporation, and the subsequent redemption and cancellation of all shares of Company Common Stock previously owned by Aruze USA, Inc., the Company believes that Aruze USA, Inc. was not eligible to make such nominations. On September 17, 2012, Aruze USA, Inc. issued an open letter to the Company’s stockholders in which it addressed, among other things, its nomination of two candidates for election to the Board at the Company’s 2012 Annual Meeting. On October 5, 2012, Aruze USA, Inc. filed a preliminary proxy statement, but it never progressed to the stage of filing a definitive proxy statement and, on October 19, 2012, Aruze USA, Inc. abandoned its efforts to nominate candidates for election to the Board.

Litigation Commenced by Mr. Okada and Related Matters

In May 2011, Wynn Macau, a majority owned subsidiary of the Company, made a commitment to the University of Macau Development Foundation in support of the new Asia-Pacific Academy of Economics and Management. This contribution consists of a $25 million payment made in May 2011 and a commitment for additional donations of $10 million each year for the calendar years 2012 through 2022 inclusive. The pledge was consistent with the Company’s long-standing practice of providing philanthropic support for deserving institutions in the markets in which it operates. The pledge was made following an extensive analysis which concluded that the gift was made in accordance with all applicable laws. The pledge was considered by the boards of directors of both the Company and Wynn Macau and approved by 15 of the 16 directors who serve on those boards. The sole dissenting vote was cast by Mr. Okada whose stated objection was to the length of time over which the donation would occur, not its propriety.

On January 11, 2012, Mr. Okada, aware that the Company was pursuing the investigations described above, in his role as a director of the Company, commenced a writ proceeding in the Eighth Judicial District Court, Clark County, Nevada, seeking to compel the Company to produce certain books and records relating to the donation to the University of Macau, among other matters.

On February 8, 2012, following commencement of Mr. Okada’s lawsuit, the Company received a letter from the Salt Lake Regional Office of the SEC requesting that, in connection with an informal inquiry by the SEC, the Company preserve information relating to, but not limited to, the donation to the University of Macau, any donations by the Company to any other educational charitable institutions, including the University of Macau Development Foundation, and the Company’s casino or concession gaming licenses or renewals in Macau. The Company is cooperating with the Salt Lake Regional Office staff.

At a hearing on February 9, 2012, the Nevada state court held that, as a director of the Company, Mr. Okada had the right to make a reasonable inspection of the Company’s corporate books and records. Following the hearing, the Company released certain documents to Mr. Okada for his inspection. At a subsequent hearing on March 8, 2012, the court considered Mr. Okada’s request that the Board make additional documents available to him, and ruled that Mr. Okada was entitled to inspect two additional pages of documents. The Company promptly complied with the court’s ruling.

On May 25, 2012, Mr. Okada amended his petition to request inspection of additional records. The Nevada state court ordered Mr. Okada to file a supplemental brief addressing how his requests relate to his duties as a director of the Company, and the Company was to respond by filing a supplemental brief on the reasonableness of Mr. Okada’s requests. After Mr. Okada filed his supplemental brief, the Company moved to depose Mr. Okada prior to having to file its supplemental brief. At a hearing on June 28, 2012, the state court ordered Mr. Okada to appear for a deposition in Las Vegas, Nevada, which took place on September 18, 2012. Following Mr. Okada’s deposition, the parties each submitted supplemental briefs. Following a hearing held on October 2, 2012, the court ruled that Mr. Okada is entitled to review certain additional Company documents from the 2000 to 2002 time period. The Company has complied with the court’s ruling. On November 2, 2012, Mr. Okada filed a motion to compel the production of additional documents and to depose a Company representative. At the conclusion of a hearing held on November 8, 2012, the Nevada state court denied Mr. Okada’s motion and ordered the Company to complete its review of potentially responsive documents. In compliance with the Court’s order, the Company made a final production of documents on December 5, 2012.

Reasons for the Removal Proposal

The Executive Committee believes that Mr. Okada has not been acting in the best interests of the Company and its stockholders; that Mr. Okada undertook the acts described above despite admonishments that all directors of the Company are required to comply with Company policy and the law, both foreign and domestic, and to adhere to scrupulous business practices and ethics; and that Mr. Okada’s conduct poses a present threat to the Company’s reputation for probity, which is fundamental to preserving its current gaming licenses, applying for and receiving additional gaming licenses in connection with future projects (including jurisdictions where the Company has recently filed applications) and maintaining its integrity and stature as a leader in the gaming industry. In view of the Board’s determination that Mr. Okada is an “Unsuitable Person,” the Executive Committee believes that Mr. Okada’s affiliation with the Company poses material risks to the Company and that it is essential from a gaming regulatory standpoint to remove Mr. Okada from the Board.

On February 18, 2012, the Board requested that Mr. Okada resign as a director of the Company (under Nevada corporation law, a board of directors does not have the power to remove a director). This request had also been made by Company management and counsel in meetings held in September and October 2011. In each instance, Mr. Okada has refused to resign. Since February 2012, the Company has been engaged in litigation with Mr. Okada and his affiliates with respect to, among other things, claims made by the Company that Mr. Okada breached his fiduciary duties to the Company, breached the Company’s Code of Conduct and committed improper acts.

In connection with the Company’s strategic plan to expand its operations into new jurisdictions, the Company’s directors will be required to submit to licensure in certain jurisdictions, including Pennsylvania and Massachusetts (where the Company is currently applying to state gaming authorities for approval to build and operate major projects) and, due to the events described above, the Company cannot support and advance applications for gaming licenses on behalf of Mr. Okada, and believes that Mr. Okada would not be eligible to receive such licenses in any event. Without the receipt of necessary licenses, the Company will not be able to pursue its planned expansion into Pennsylvania and Massachusetts, which the Company’s management and the Executive Committee believe are important to the Company’s future growth and profitability. Accordingly, the Special Meeting has been called for the purpose of removing Mr. Okada from the Board. Mr. Okada has been removed from the boards of directors of both Wynn Macau, Limited and Wynn Las Vegas Capital Corp., an indirect wholly owned subsidiary of the Company.

Under the NRS and the Bylaws, a director of the Company may be removed from office with or without cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding shares. Although the Company believes that Mr. Okada’s actions constitute cause for his removal, cause is not required under the NRS or the Bylaws for the Company’s stockholders to remove Mr. Okada as a director of the Company.

If the Removal Proposal is approved by the Company’s stockholders, the size of the Board will be reduced from nine to eight, effective immediately upon Mr. Okada’s removal.

The Executive Committee recommends that stockholders vote “FOR” the Removal Proposal.

ADJOURNMENT PROPOSAL

If, at the time of the Special Meeting, there are insufficient votes to adopt the Removal Proposal, the person presiding at the Special Meeting may move to adjourn the Special Meeting in order to enable the Company to continue to solicit additional proxies in favor of the Removal Proposal. In that event, you will be asked to vote only upon the Adjournment Proposal at that session of the Special Meeting, and the Removal Proposal would be voted upon at an adjourned session of the Special Meeting. The Special Meeting may be postponed or adjourned on multiple occasions.

The Executive Committee believes that if the number of shares of Company Common Stock present or represented at the Special Meeting and voting in favor of the Removal Proposal is insufficient to approve the Removal Proposal, it may be in the best interests of the Company and its stockholders to continue to seek to obtain a sufficient number of additional votes to approve the Removal Proposal.

The Executive Committee recommends that stockholders vote “FOR” the Adjournment Proposal.

VOTING AND PROXY PROCEDURES

Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to attend and to vote at, the Special Meeting and any postponement or adjournment thereof. Stockholders of record on the Record Date who sell shares before the Record Date (or stockholders who acquired shares without voting rights after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Special Meeting and any postponement or adjournment thereof even if they sell such shares after the Record Date.

Under the NRS and the Bylaws, stockholders holding at least a majority of the shares, represented in person or by proxy (regardless of whether the proxy has authority to vote on the Removal Proposal and/or the Adjournment Proposal), are necessary to constitute a quorum for the transaction of business at the Special Meeting and any postponement or adjournment thereof. Shares that are present, or represented by a proxy, at the Special Meeting and any postponement or adjournment thereof will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any particular matter, or “abstains” on any matter. The NRS and the Bylaws provide that approval of the Removal Proposal requires the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding shares of the Company entitled to vote generally in the election of directors. If a quorum is present, the Adjournment Proposal will be approved if the number of votes cast in favor of the Adjournment Proposal exceeds the number of votes cast in opposition. Abstentions, as well as shares not in attendance at the Special Meeting and not voted by proxy, will have the same effect as a vote against the Removal Proposal, but will have no effect on whether the Adjournment Proposal is approved.

If you hold your shares of Company Common Stock in the name of a bank, broker or other nominee and you do not provide voting instructions to the bank, broker or other nominee, your shares will not be voted on the Removal Proposal or the Adjournment Proposal. This is called a broker non-vote. Broker non-votes, which will not be considered present or represented at the Special Meeting, will not be counted for purposes of determining whether there is a quorum at the Special Meeting, and will have the same effect as a vote against the Removal Proposal, but will have no effect on whether the Adjournment Proposal is approved.

Proxies

If you hold your shares in your own name, you may submit your proxy and vote your shares by using one of the following methods:

➢	signing and returning the enclosed proxy card by mail in the postage-paid envelope provided, so that it is received before the Special Meeting;

➢

submitting your proxy or voting instructions by telephone toll-free in the United States or Canada at (800) 776-9437 or outside the United States or Canada at (718) 921-8500, and following the instructions included with the enclosed proxy card by 11:59 p.m., Eastern Time, on February 21, 2013;

➢	submitting your proxy or voting instructions by Internet at www.voteproxy.com and following the instructions included with the enclosed proxy card by 11:59 p.m., Eastern Time, on February 21, 2013; or

➢

attending the Special Meeting and voting in person. If you hold your shares in the name of a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented at the Special Meeting. If you have not received such voting instructions or require further information regarding such voting instructions, please contact your bank, broker or other nominee, who can give you further direction. Your bank, broker or other nominee may not vote your shares with respect to the Removal Proposal or the Adjournment Proposal without your instructions.

If you need additional information or assistance voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc. (“D.F. King”), at (800) 549-6697.

Shares represented by duly executed and unrevoked proxies will be voted at the Special Meeting and any postponement or adjournment thereof in accordance with the specifications made therein. If no such specification is made, shares represented by duly executed and unrevoked proxies will be voted “FOR” the Removal Proposal and “FOR” the Adjournment Proposal.

Stockholders of record as of the Record Date will be admitted to the Special Meeting and any postponement or adjournment thereof upon presentation of identification. Please note that if your shares are held in the name of a bank, broker, or other nominee, and you wish to vote in person at the Special Meeting, you must bring to the Special Meeting a statement or letter from your bank, broker or other nominee showing your ownership of shares as of the Record Date and a proxy from the record holder of the shares authorizing you to vote at the Special Meeting (such statement/letter and proxy are required in addition to your personal identification).

Revocation of Proxies

You can change your vote or revoke your proxy at any time before your proxy is voted at the Special Meeting by taking any of the following actions:

➢	you can send a signed notice of revocation;

➢	you can grant a new, valid proxy bearing a later date; or

➢

if you are a holder of record, you can attend the Special Meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given. If your shares are held in the name of a bank, broker or other nominee, and you wish to change your vote by voting in person at the Special Meeting, you must bring to the Special Meeting a statement or letter from your bank, broker or other nominee showing your ownership of shares as of the Record Date and a proxy from the record holder of the shares authorizing you to vote at the Special Meeting.

If you choose either of the first two methods listed in the paragraph above, you must submit your notice of revocation or your new proxy to the Secretary of the Company no later than the beginning of the Special Meeting. If you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by recording a different vote using the telephone or Internet, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote. If your shares are held in street name by your bank, broker or other nominee, you should contact your bank, broker or other nominee to change your vote.

SOLICITATION OF PROXIES

This solicitation of proxies is being made by the Company and the cost of this solicitation is being borne by the Company.

The Company has retained D.F. King, a professional proxy solicitation firm, to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay D.F. King a fee of approximately $25,000, plus reimbursement of reasonable out-of-pocket expenses. D.F. King’s employees and the Company’s directors, officers and employees may solicit the return of proxies by personal contact, mail, e-mail, telephone or the Internet. D.F. King expects that approximately 35 of its employees will assist in the solicitation. Proxies may be solicited by mail, advertisement, telephone, facsimile or in person. Solicitations may be made by persons employed by or affiliated with D.F. King. However, no person will receive additional compensation for such solicitation other than as described above.

The Company may also issue press releases asking for your vote or post letters or notices to you on its website, http://www.wynnresorts.com. The Company’s directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts.

Banks, brokers and other nominees will be requested to forward the proxy materials to the beneficial owners of the shares for which they hold of record and the Company will reimburse them for their reasonable out-of-pocket expenses.

If you have any questions about how to vote or direct a vote in respect of your shares, you may contact the Company’s proxy solicitor at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers call collect: (212) 269-5550

All others call toll-free: (800) 549-6697

E-mail: wynn@dfking.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the shares of Company Common Stock beneficially owned, as of December 13, 2012 (unless otherwise indicated), by: (i) each director; (ii) each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Company Common Stock based on information reported on Schedule 13D or 13G filed with the SEC; (iii) each of the Company’s named executive officers; and (iv) all executive officers and directors as a group. There were 100,823,736 shares outstanding as of December 13, 2012.

	Beneficial Ownership Of Shares(1)
Name and Address of Beneficial Owner(2)	Number	Percentage
Stephen A. Wynn(3)(7)	10,026,708	9.9%
Elaine P. Wynn(3)(7)	9,742,150	9.7%
Waddell & Reed Financial, Inc.(4)	18,066,873	17.9%
6300 Lamar Avenue Overland Park, KS 66202
Marsico Capital Management, LLC(5)	8,476,973	8.4%
1200 17th Street, Suite 1600 Denver, Colorado 80202
Ray R. Irani(6)	20,720	*
Kazuo Okada(7)	0	0.0%
Robert J. Miller(8)	23,220	*
Alvin V. Shoemaker(9)	33,220	*
J. Edward (“Ted”) Virtue	10,000	*
D. Boone Wayson(10)	93,220	*
Jay Hagenbuch(11)	10,250	*
Linda Chen(12)	265,000	*
Marc D. Schorr(13)	270,000	*
Matt Maddox(14)	86,355	*
Kim Sinatra(15)	65,887	*
All Directors and Executive Officers as a Group (13 persons)(16)	20,646,730	20.5%

*	Less than one percent

(1)	This table is based upon information supplied by officers, directors, principal stockholders and the Company’s transfer agent, and contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Executives and directors have voting power over shares of Restricted Stock, but cannot transfer such shares unless and until they vest.
(2)	Unless otherwise indicated, the address of each of the named parties in this table is: c/o Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
(3)	Does not include shares that may be deemed to be beneficially owned by virtue of the Amended and Restated Stockholders Agreement, dated as of January 6, 2010 (the “Stockholders Agreement”), to which Mr. Wynn and Elaine P. Wynn are parties and pursuant to which have shared voting and dispositive power with respect to shares subject thereto. Each disclaims beneficial ownership of shares held by the other. Ms. Wynn has filed a cross-claim in the pending litigation between the Company and Aruze USA, Inc., seeking to void the Stockholders Agreement.
(4)

Waddell & Reed Financial, Inc. (“Waddell”) has beneficial ownership of these shares as of December 31, 2011. The information provided is based upon a Schedule 13G/A filed on February 14, 2012 by Waddell indicating that Waddell has sole voting and dispositive power as to 18,066,873 shares; Waddell & Reed Financial Services, Inc., a subsidiary of Waddell, has sole voting and dispositive power as to 4,518,938 shares; Waddell & Reed, Inc., a subsidiary of Waddell & Reed Financial Services, Inc., has sole voting and dispositive power as to 4,518,938 shares; Waddell & Reed Investment Management Company, a subsidiary of Waddell & Reed, Inc., has sole voting and dispositive poser as to 4,518,938 shares; and Ivy Investment Management Company, a subsidiary of Waddell, has sole voting and dispositive power as to 13,547,935 shares. The number of common shares beneficially owned by Waddell may have changed since the filing of the Schedule 13G/A.
(5)	Marsico Capital Management LLC (“Marsico”) has beneficial ownership of these shares as of December 31, 2011. Marsico has sole dispositive power as to 8,476,973 shares and sole voting power as to 4,320,237 shares. The information provided is based upon a Schedule 13G/A filed on February 14, 2012 by Marsico. The number of common shares beneficially owned by Marsico may have changed since the filing of the Schedule 13G/A.
(6)	Includes: (i) 15,720 shares subject to immediately exercisable options to purchase the Company’s common stock granted pursuant to the Company’s 2002 Stock Incentive Plan; and (ii) 2,500 unvested shares of restricted stock of the Company’s common stock granted pursuant to the Company’s 2002 Stock Incentive Plan.
(7)	As described above, on February 18, 2012, the Company redeemed the 24,549,222 shares then held by Aruze USA, Inc. (the “Aruze Shares”). As a result of the share redemption, the shares previously held by Aruze USA, Inc. are no longer issued and outstanding and neither Mr. Wynn nor Ms. Wynn has or shares the power to vote or dispose of the Aruze Shares formerly held by Aruze USA, Inc. Further, by virtue of that redemption, neither Mr. Wynn nor Ms. Wynn remains a member of any “group” with Aruze USA, Inc. nor is either of Mr. Wynn or Ms. Wynn otherwise a beneficial owner of the former Aruze Shares.
(8)	Includes: (i) 5,720 shares subject to immediately exercisable options to purchase the Company’s common stock granted pursuant to the Company’s 2002 Stock Incentive Plan; and (ii) 2,500 unvested shares of restricted stock of the Company’s common stock granted pursuant to the Company’s 2002 Stock Incentive Plan.
(9)	Includes: (i) 25,720 shares subject to immediately exercisable options to purchase the Company’s common stock granted pursuant to the Company’s 2002 Stock Incentive Plan; and (ii) 2,500 unvested shares of restricted stock of the Company’s common stock granted pursuant to the Company’s 2002 Stock Incentive Plan.
(10)	Includes: (i) 15,720 shares subject to an immediately exercisable option to purchase the Company’s common stock granted pursuant to the Company’s 2002 Stock Incentive Plan; and (ii) 2,500 unvested shares of restricted stock of the Company’s common stock granted pursuant to the Company’s 2002 Stock Plan.
(11)	Includes 250 shares of the Company’s common stock held by Mr. Hagenbuch’s wife.
(12)	Includes: (i) 100,000 shares of restricted stock granted pursuant to the Company’s 2002 Stock Incentive Plan and subject to a Restricted Stock Agreement which provides such grant will vest on December 5, 2016.
(13)	Includes: 250,000 shares of restricted stock granted pursuant to the Company’s 2002 Stock Incentive Plan and subject to a Restricted Stock Agreement which provides such grant will vest on December 5, 2016.
(14)	Includes: (i) 50,000 shares of restricted stock granted pursuant to the Company’s 2002 Stock Purchase Plan and subject to a Restricted Stock Agreement which provides such grant will vest on December 5, 2016.
(15)	Includes: 25,000 shares of restricted stock granted pursuant to the Company’s 2002 Stock Plan and subject to a Restricted Stock Agreement which provides such grant will vest on December 5, 2016.
(16)	Includes 82,880 shares subject to immediately exercisable stock options.

OTHER MATTERS AND ADDITIONAL INFORMATION

Stockholder Proposals

The Company expects to hold its 2013 Annual Meeting during the first week of May 2013. Accordingly, the Company will consider any proposal received on or before December 4, 2012 to have been timely received for purposes of Rule 14a-8 under the Securities Exchange Act of 1934. Any such proposal must have been submitted in writing to the Company at its offices at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and must have complied with the other requirements of Rule 14a-8 of the Securities Exchange Act of 1934.

In addition, the Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, or, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered to us not earlier than the close of business on the 120th day prior to such annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Accordingly, for the Company’s 2013 Annual Meeting, notice of a nomination or proposal must be delivered to us no later than February 6, 2013 and no earlier than January 7, 2013. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. If a stockholder fails to comply with the foregoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies it solicits when and if the nomination or proposal is raised at the 2013 Annual Meeting and, to the extent permitted by law, on any other business that may properly come before the 2013 Annual Meeting and any adjournments or postponements. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Householding

The bank, broker or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the proxy statement to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders who wish to receive a separate copy of the proxy statement now, or a separate copy of the Notice of Internet Availability or proxy statement and annual report in the future, should submit their request to the Company by telephone at (702) 770-7555 or by submitting a written request to Investor Relations, Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Beneficial owners sharing an address who are receiving multiple copies of the proxy statement and wish to receive a single copy of the Notice of Internet Availability or proxy statement and annual report in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all stockholders at the shared address in the future.

Other Matters

Under the Bylaws, no business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the special meeting.

PRELIMINARY COPY

WYNN RESORTS, LIMITED

Proxy For Special Meeting Of Stockholders

To Be Held On February 22, 2013

This Proxy is Solicited on Behalf of the Executive Committee of the Board of Directors

The undersigned stockholder of Wynn Resorts, Limited, a Nevada corporation (the “Company”), hereby appoints Stephen A. Wynn, Kim Sinatra and Kevin Tourek, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Stockholders of the Company to be held on February 22, 2013 at 9:00 a.m., local time, in the Montrachet room at Wynn Las Vegas, 3131 Las Vegas Boulevard South, Las Vegas, Nevada and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Special Meeting and otherwise to represent the undersigned at the Special Meeting, with the same effect as if the undersigned were present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE REMOVAL PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

(Continued and to be signed on reverse side)

FOLD AND DETACH HERE

WYNN RESORTS, LIMITED

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone—Please call toll-free in the United States or Canada at (800) 776-9437, on a touch-tone telephone. If outside the United States or Canada, call (718) 921-8500. Please follow the simple instructions by 11:59 p.m., Eastern Time, on February 21, 2013.

OR

2.	Vote by Internet—Please access www.voteproxy.com and follow the simple instructions by 11:59 p.m., Eastern Time, on February 21, 2013.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

3.	Vote by Mail—Please sign, date and return the proxy card in the envelope provided, or mail to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, Attn: Shareholder Relations, so that it is received before the Special Meeting.

‚TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE

AND RETURN IN THE ENVELOPE PROVIDED ‚

THE EXECUTIVE COMMITTEE RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

1.	To remove Mr. Kazuo Okada as a director of the Company.

☐  FOR            ☐   AGAINST            ☐  ABSTAIN

THE EXECUTIVE COMMITTEE RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

2.	To adjourn the Special Meeting to a later date, if necessary or appropriate in the view of the Board or the Executive Committee of the Board, to solicit additional proxies in favor of the Removal Proposal if there are insufficient proxies at the time of such adjournment to approve the Removal Proposal.

☐  FOR            ☐   AGAINST            ☐  ABSTAIN

☐   CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING

Sign, date and return the proxy card promptly using the enclosed envelope.

Signature	Signature if held jointly

Dated                     , 2013

Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer, signing for a corporation or other entity, please give full title under signature.